EXHIBIT 10.1 - September 5, 2008 Joint Venture Agreement

EXHIBIT 10.1

EXHIBIT 10.1

EXHIBIT 10.1

EXHIBIT 10.1

EXHIBIT 10.1

EXHIBIT 10.1

EXHIBIT 10.1

Joint Venture Agreement

International Power Group, LTD. and ForeverGreen Enterprises, Inc.

THIS Joint Venture Agreement ("Agreement") is made as of this 5th day of September, 2008 by and among International Power Group, LTD., a Delaware corporation, ("IPWG"), and ForeverGreen Enterprises, Inc., a Delaware corporation, ("FGE"). All entities are collectively referred to as the "Parties".

Now Therefore it is agreed between the Parties that this Agreement summarizes the framework, structure and principal terms with respect to a Joint Venture Agreement ("JV") concerning the implementation of FGE's Progressive Molecular Dissociation ("PMD") gasification process in Indiana and/or other potential project locations of interest to the Parties. It is further agreed that IPWG may direct the second and third round funding tranches, as described below, as a direct investment in ForeverGreen Enterprises, Inc., on the same proportional basis as this JV Agreement. A separate Private Placement Memorandum will be provided by FGE to IPWG for this purpose.

Background:

International Power Group is a leader in the development and implementation of new cutting-edge technologies that maximize recycling values while providing environmentally safe disposal of solid wastes and hazardous materials. Through the application of these new technologies, solid wastes and hazardous materials can be minimized to their maximum extent while producing significant secondary benefits such as clean energy and clean water. Founded in 2004, IPWG is a publicly traded company, listed on the US OTC market, and has established offices in the US, England, Sweden, Mexico and Egypt.

IPWG brings extensive expertise and capabilities to the proposed JV in the areas of Waste to Energy ("WTE") project development, Power generation and systems engineering, Engineering services and developmental project management.

ForeverGreen Enterprises transforms waste materials into *Green* Hydrogen, Methanol, and other raw materials essential to alternate fuel makers, synthetic fuel producers and industrial manufacturers. FGE is a development stage company that is transitioning into its implementation phase. With a positive cost of goods business model, a leading gasification/ synthesis technology platform and independence from natural gas and other fossil feedstocks, FGE projects will deliver outstanding economic, environmental and strategic benefits to its stakeholders.

FGE's technology platform is Progressive Molecular Dissociation (PMD). PMD is the brand name for FGE's *Green* gasification and gas clean-up process that employs molten media and plasma technologies. It is capable of transforming any type of hydrocarbon or other organic material into a syngas that can be processed or synthesized into a number of industrial products, basic chemicals or energy resources.

JV Structural Overview:

1. Project Company Name:	FG-IN1
2. Project Company Structure:	Indiana LLC
3. Project Location:	LaFontaine, IN
4. FG-IN1 Ownership Configuration:	FGE: Managing Member IPWG: Principal Member
5. FG-IN1 JV Investor Contribution:	FGE: PMD Licensing, LaFontaine site & Project Development/Management IPWG: $11,500,000
6. FG-IN1 Ownership:	FGE: 75% IPWG: 25%
7. Pre-tax "net" distributions:	FGE: 75% IPWG: 25%

Joint Venture Agreement

8. Special Distributions:	FGE: none IPWG: 20% of FGE's "net" distribution receivables from FG-IN1, until IPWG receives $13,750,000 in total distributions from FG-IN1. Note: if funding received from IPWG is less than $11,500,000, then IPWG's special distributions will be limited to 125% of the amount actually invested.
9. Special Rights:	FGE: none IPWG: Use of FG-IN1 as a promotional and demonstration facility. Priority assignment of future IPWG required engineering and project development services supplied by FGE.
10. Use of Funds:	$9,500,000 supplied to FGE for the following: Integrated Project Implementation Planning Integrated Engineering & Fabrication Planning Site Preparation Environmental & Operational Permitting Training O&M, CM/EPC and key EPT resources Operations Infrastructure Centralized Operational Services Feedstock Acquisition Offtake Placement $2,000,000 used by FG-IN1 for the following: Program Office (Integrated Project Management) Site Infrastructure Assurity PMD - Methane Digester & Pipeline Integration

The FG-IN1 Project Overview:

1. Location:	Lafountaine, Indiana
2. Feedstocks:	Industrial, Chemical, Hazardous, Non-Hazardous and Medical wastes
3. Input Volume:	750 tons per day
4. Manufactured Goods:	Methanol, 100 million gallons per annum Hydrogen, 100 thousand kilograms per annum
5. Secondary Outputs:	Electricity, 5 to 15 net Mw per day Pig Iron, 4 tons per day
6. Operating Scope:	24 x 7, 7 days per week, 52 weeks per year
7. Projected Completion:	22 months

Initial Capital Acquisition/Requirements:

1. Initial funding required:	$11.5 million, net
2. Funding expense allocation:	FGE: 75% IPWG: 25%
3. Anticipated FG-IN1 Project Cost:	$227 million
4. Valuation Model:	Mid-term convention, discounted cash flow model, using a 30% discount rate, and a liquidity event-pricing-horizon of the sixth operational year-end of FG-IN1
5. Exit Strategy:	To be determined

Joint Venture Agreement

Timeline/Sequence of JV Activities:


mo 1
mo 2
mo 3
mo 4
mo 5
mo 6
mo 7
mo 8
mo 9
mo 10
mo 11
mo 12
mo 13
mo 14
mo 15
mo 16
mo 17
mo 18
mo 19
mo 20
mo 21
Site-specific project planning and engineering
Procurement and fabrication
Construction/ Facility
On-site assembly and integration
Testing and certification
Ramp-up period
Full production

1. Execution of JV Agreement	September 5, 2008
2. Initial JV Funding:	September 29, 2008
a. IPWG invests first JV capital tranche in the amount of $2.50 million	
b. FGE creation of FG-IN1 as an Indiana LLC	
c. FGE issues option for Project Property to FG-IN1	
3. Close of Initial round of JV Funding:	
a. Issuance of IPWG Equity assignment in the amount of 5.43%	September 30, 2008
4. FG-IN1 Project Milestones I:	
a. Initiate Program Office	September 30, 2008
b. Complete State & Local Incentives Agreements	
c. Complete Phase I engineering and implementation planning	
d. Complete Site Development Agreement with	
Indiana Economic Development Group and Vieste, LLC.	
e. Completed Feedstock Agreements	
f. Permits filed	
g. Completion of Milestones I	
5. Second round of JV Funding*:	
a. IPWG invests second capital tranche in the amount of $4.50 million	
b. FGE Sublicenses related IP to FG-In1	
6. Close of Second round of JV Funding:	
a. Issuance of IPWG Equity assignment in the amount of 9.78%	
7. FG-IN1 Project Milestones II:	
a. Completion of RFP, RFB, EPC, CM, EPT, O&M and Vendor process and selection	
b. Update Financial Projections based on anticipated awards	
c. Select Project Finance Investment Banker	
d. Complete Project/Level 3 implementation planning	
e. Completed Off-take Agreements and PPAs.	
f. Completed Project Partner/Vendor award agreements	
g. Order Long Lead Items	
h. Completion of Milestones II	
8. Third round of JV funding **:	
a. IPWG invests third capital tranche in the amount of $4.50 million	

9. Close of third round of JV funding:	
a. Issuance of IPWG Equity assignment in the amount of 9.78%	
10. FG-IN1 Project Milestone III:	
a. Project Finance funding commitment	
b. Permitting Complete	
c. On-Site Construction Begun	
d. Completion of Milestones III	
11. JV Funding from closed Project Finance	
a. Off-Site Equipment Fabrication, Modularization and Integration begun	
12. On-Site Assembly & Integration	
a. Testing and Certification	
b. Ramp-up period	
13. FG-IN1 fully operational	+22 months
14. Distributions of non-indentured, excess project capital commences	+28 months

* Funding shall commence within 5 business days of the completion of Milestones I. IPWG may request a delay this round of funding up to 15 additional business days without penalty. Should IPWG be unable or unwilling to provide the second tranche of funding, IPWG will only be entitled to its existing equity/ownership of FG-IN1, based on previously closed funding tranches, and will only be entitled to future distributions that are proportional to that equity/ownership position in FG-IN1. Another Funding entity may be utilized by FGE.

** Funding shall commence within 10 business days of the completion of Milestones II. IPWG may request a delay in this round of funding up to an additional 20 business days without penalty. Should IPWG be unable or unwilling to provide the second tranche of funding, IPWG will only be entitled to its existing equity/ownership of FG-IN1, based on previously closed funding tranches, and will only be entitled to future distributions that are proportional to that equity/ownership position in FG-IN1. Another Funding entity may be utilized by FGE.

The remainder of this page intentionally left blank

Joint Venture Agreement

Proposed Working Structure:

1. FGE will provide the following:
   - A 60 ± acre site in LaFontaine, Indiana, that is appropriately zoned, has excellent truck and rail access along with the infrastructural and support services required.
     - VIESTE, LLC has been contracted as the Capital Program Manager of the location and will be responsible for development of required infrastructure.
   - Environmental/Operating Permits
     - Terry Gray, our in-house regulatory and EH&S expert will work with a local environmental law firm (anticipated to be Plews, Shadley, Racher and Braun) to acquire the permits.
   - PMD Platform
     - Specifications, Algorithm programming, Purchasing and Fabrication, testing and certification. Vendors and EPT's to be determined
   - Methanol Synthesis Platform
     - EPT and vendors to be determined
   - Program Office Management
     - FGE consulting provided by OnCall PSN. In-house support includes Dominick Cantore, and Gasification Engineers.
   - Feedstock Materials
     - Guaranteed long-term contracts with "credit worthy" clients, delivering specified "blended" feedstocks.
   - Offtake Agreements
     - Guaranteed long-term contracts with "credit worthy" clients, for full production.
   - Power Placement Agreement
     - New Wabash County Power Authority to be formed as a reseller of FGE excess electricity.
   - Construction Management/EPC
   - EPT selection criteria
   - Fabrication/Modularization

2. IPWG will provide the following:
   - Site lay out/optimized utilization, geotechnical work, soil mechanics and design foundations
     - Civil Engineering
     - Architectural services
   - Project management, project control and project report.
     - Project Management
   - Design for the procurement and feed stock preparation, back end product recovery and loading input to market.
     - Rigging and Millwright Engineering
     - Mechanical Engineering
   - Design and construction of the turbine and steam process and the electrical operation.
     - Electrical Engineering
     - Mechanical Engineering
     - Thermal Engineering
     - Power Island Engineering

Standard Terms and Conditions:

Confidentiality:

The Parties agree that the terms, conditions, specifications and negotiations related to this Agreement will be confidential. Neither IPWG nor FGE shall disclose confidential information to any person or entity other than those in their respective companies, accountants, attorneys, or parties

Joint Venture Agreement

related to the transaction and/or financial partners who have executed separate Non-Disclosure agreements, except as may be required by law.

No public disclosure of this Agreement shall be made without written consent of the Parties.

The Parties shall consider these confidentiality conditions as an addendum to the existing Non-Disclosure Agreement previously executed between and

Information that is not confidential.

The term "Confidential Information" shall not include the following: (i) information already known or independently developed by the Parties or their employees; (ii) information in the public domain through no wrongful act of either Party to this Agreement; and, (iii) information lawfully disclosed to the Parties by a third party.

Non-Circumvention:

The Parties agree that they will not contact a potential customer, affiliate, financial investor, project team member, strategic partner or any other entity disclosed, whether that be an individual, group of individuals, trust, partnership, corporation, company, lender or borrower, or buyer or seller, introduced by either IPWG or FGE unless that contact falls within the scope of the JV Business Development activities governed by this Agreement, or is not for any business development or other project that uses a molten media technology for the basis of gasification of wastes for the production of industrial and alternative energy components, unless authorized to do so by specific prior written permission of the other.

The Parties agree that during the term of this Agreement, and for a period of three (3) years from the date of termination of this Agreement, that they shall not, without the permission of the other, contact, discuss, initiate, pursue or consummate any transaction, business relationship or other business arrangement with any of the disclosed entities, for any business development or other project that uses a molten media technology for the basis of gasification of wastes for the production of industrial and alternative energy components, unless authorized to do so by specific prior written permission.

Intellectual Property ("IP"):

IP rights are fully assigned to FGE. IPWG will hold or make no claim on any IP developed as part of any activities related to FGE and FGE's project company(s), subsidiaries, or project vendors.

No license or marketing or sales rights are granted under any intellectual property, products or services or implied by conveying of Confidential or Proprietary Information or other information under this Agreement and none of such information which may be transmitted shall constitute any representation, warranty, assurance or inducement by discloser with respect to the infringement of patents or other rights of others.

Affirmative Covenants:

All parties to the Agreement shall comply with applicable laws, rules and regulations regarding labeling, handling, transportation and destruction of waste materials. All parties to the Agreement shall comply with applicable federal, state and local laws, ordinances, rules and regulations.

Term:

This Agreement shall have an initial term of three (3) years commencing from the date executed.

Expenses:

The Parties agree to bear their own expenses, except as specified in the item titled "funding expense allocation", above, and shall create no expense or liability due and payable by the other Party to this Agreement.

Each party will bear its own expenses in connection with the preparation, negotiation and execution of this JV Agreement.

Termination:

This Agreement may be terminated by written mutual consent of the Parties.

Joint Venture Agreement

Governing Law:

The laws and courts of the State of Delaware, shall govern the interpretation and enforcement of this Agreement.

If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the validity of any other provision hereof and this Agreement shall remain in full effect and be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. The parties shall consult and use good faith efforts to agree upon a valid and enforceable provision, which shall be a reasonable substitute for such invalid provision in light of the intent of this Agreement.

Disputes:

In the event of any dispute between IPWG and FGE arising out of this Agreement, IPWG and FGE shall cause their respective senior officers to meet and to make all good faith efforts to attempt to negotiate a settlement of the dispute. If either IPWG or FGE shall conclude that such senior officers are unable to negotiate a settlement within a reasonable time, they shall have the right to submit the dispute to binding arbitration to be administered by the American Arbitration Association in accordance with its Construction Industry Rules.

Notices & Communications:

Any notice or other communication required or permitted to be given hereunder shall be deemed sufficiently given if in writing and when personally delivered or, if mailed, having been deposited in the United States mail, certified mail, return-receipt requested, postage prepaid, if to:

	International Power Group, Ltd.	ForeverGreen Enterprises, Inc.
Name	Woodrow W. Crouch	Michael Kelly
Phone	(407) 556-0318	(866) 849-4491
Email	w.crouch@I-pwg.com	m_kelly@fgenterprises.net
Address	950 Celebration Blvd. Suite A Celebration, FL 34747	4 Cotswold Cir. Ocean, NJ 07712

Indemnification:

IPWG shall defend, indemnify and hold FGE, its Affiliates and their respective officers, directors, employees and agents harmless from and against any and all losses, demands, liabilities, costs and expenses (including reasonable attorney's fees and disbursements) incurred by or imposed upon any of them arising out of any and all governmental or private actions (or their insurers under rights of subrogation or otherwise) that are related in any way to activities performed by IPWG in connection with this Agreement.

FGE shall defend, indemnify and hold IPWG, its Affiliates and their respective officers, directors, employees and agents harmless from and against any and all losses, demands, liabilities, costs and expenses (including reasonable attorney's fees and disbursements) incurred by or imposed upon any of them arising out of any and all governmental or private actions (or their insurers under rights of subrogation or otherwise) that are related to activities performed by FGE in connection with this Agreement.

Extent of Agreement:

This Agreement constitutes the entire understanding between the parties hereto and cancels and supersedes all prior negotiations, representations, understandings, and agreements, either written or oral, with respect to the subject matter hereof, except as indicated above, in the confidentiality and non-circumvention paragraphs.

Joint Venture Agreement

Authorized Signatures:

IN WITNESS THEREOF, this Agreement has been executed by IPWG and FGE, as of the date first above written.

International Power Group, Ltd.
950 Celebration Blvd. Suite A
Celebration, FL 34747

By: [signature]
Signature

Name: Woodrow W. Crouch

Title: Chief Executive Officer

ForeverGreen Enterprises, Inc.
4 Cotswold Circle
Ocean, NJ 07712

By: [signature]
Signature

Name: Michael D. Kelly

Title: Chief Executive Officer